Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-158448) of our report dated May 27, 2016 with respect to the audited financial statements of Daybreak Oil and Gas, Inc. for the years ended February 29, 2016 and February 28, 2015.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

May 27, 2016